Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Nov 30, 2001
Payment Date	Dec 17, 2001

Calculation of Interest Expense

Index (LIBOR)	2.080000%
Accrual end date, accrual beginning date and days in Interest Period	Dec 17, 2001	Nov 15, 2001	32
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	128,191,474.05	24,662,309.55	32,061,002.41	23,429,194.06	17,263,616.69	21,015,498.70
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	2.205000%	2.330000%	2.430000%	2.730000%	3.080000%
Interest/Yield Payable on the Principal Balance	251,255	51,078	69,252	56,855	47,264
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	251,255	51,078	69,252	56,855	47,264
Interest/Yield Paid	251,255	51,078	69,252	56,855	47,264

Summary

Beginning Security Balance	128,191,474	24,662,310	32,061,002	23,429,194	17,263,617	21,015,499
Beginning Adjusted Balance	128,191,474	24,662,310	32,061,002	23,429,194	17,263,617
Principal Paid	2,820,212	542,571	705,342	515,442	379,800	513,721
Ending Security Balance	125,371,262	24,119,739	31,355,660	22,913,752	16,883,817	20,553,158
Ending Adjusted Balance	125,371,262	24,119,739	31,355,660	22,913,752	16,883,817
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	125,422,641	24,119,739	31,355,660	22,913,752	16,883,817
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					2,436,335
Ending OC Amount as Holdback Amount						12,243,526
Ending OC Amount as Accelerated Prin Pmts						8,309,632

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.3443740	$1.0641329	$1.1098040	$1.2468167	$1.4066652
Principal Paid per $1000	$3.8654227	$11.3035588	$11.3035585	$11.3035583	$11.3035589